Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

Basis of presentation

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, and gives effect to the acquisition of Avis Europe plc by Avis Budget Group, Inc. (the “Avis Europe Acquisition”), the related issuance of the 9.75% senior notes due 2020, the term loan due 2018, the term loan due 2016 and borrowings under certain of our fleet debt financing arrangements (together the “related financing transactions”). The following unaudited pro forma consolidated condensed statements of operations for the twelve and six month periods ended December 31, 2010 and June 30, 2011, respectively, give effect to the Avis Europe Acquisition and the related financing transactions as if they had occurred on January 1, 2010. The following unaudited pro forma consolidated condensed balance sheet information at June 30, 2011 gives effect to the Avis Europe Acquisition and the related financing transactions as if they had occurred on June 30, 2011. The adjustments and reclassifications are directly attributable to the Avis Europe Acquisition, are factually supportable and are expected to have a continuing impact on Avis Budget Group.

The underlying information for Avis Budget Group Inc. (“Avis Budget Group”) has been derived from the audited consolidated financial statements of Avis Budget Group contained in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”) and from the unaudited consolidated condensed financial statements as of and for the period ended June 30, 2011 contained in Avis Budget Group’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 (the “2011 Second Quarter 10-Q”). The underlying information for Avis Europe has been derived from the audited consolidated financial statements of Avis Europe for the year ended December 31, 2010 and from their unaudited interim financial statements as of and for the six months ended June 30, 2011. This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the Avis Europe Acquisition and the related financing transactions been effected on the dates indicated and does not include any synergies associated with the acquisition and integration of Avis Europe. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

The Avis Europe Acquisition will be accounted for as a business combination using the acquisition method of accounting. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this Form 8-K/A and management assumptions. The final purchase price allocation is dependent on, among other things, the finalization of the preliminary asset and liability valuations by our independent appraisal firm. Therefore, the actual adjustments may differ from the pro forma adjustments, and the differences may be material. Any final adjustments will change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated condensed financial information, including a change to goodwill.

The Avis Europe balances have been translated from Euros (€) to U.S. dollars ($) using average exchange rates applicable during the periods presented for the unaudited pro forma consolidated condensed statement of operations and the period end exchange rate for the unaudited pro forma consolidated balance sheet. The pro forma adjustments in these consolidated condensed financial statements have been translated from Euros to U.S. dollars using historical exchange rates. The average exchange rates applicable during the periods presented for the unaudited pro forma consolidated condensed statements of operations and the period end exchange rate for the unaudited pro forma consolidated condensed balance sheet are:

$/€1
June 30, 2011 Average Spot Rate	1.4050
June 30, 2011 Period End Rate	1.4502
December 31, 2010 Average Spot Rate	1.3266
December 31, 2010 Period End Rate	1.3384

Summary of significant accounting policies

The unaudited pro forma financial statements have been compiled in a manner consistent with the accounting policies adopted by Avis Budget Group. These accounting policies differ in certain respects from those of Avis Europe. The adjustments made to align Avis Europe’s financial information prepared in accordance with IFRS with Avis Budget Group’s GAAP accounting policies are described in the notes.

The following pro forma financial information should be read in conjunction with:

•	The accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements;

•	The consolidated financial statements of Avis Budget Group, Inc. for the year ended December 31, 2010 and the notes relating thereto;

•	The consolidated condensed financial statements of Avis Budget Group, Inc. for the six months ended June 30, 2011 and the notes relating thereto; and

•	The consolidated financial information of Avis Europe plc for the year ended December 31, 2010, the six months ended June 30, 2011, and the notes relating thereto, included in this Form 8-K/A.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2011

(in millions of U.S. dollars, except per share data)

			Pro Forma Adjustments
	Avis Budget Group	Avis Europe IFRS	Avis Europe US GAAP adjustments and reclassifications	Note	Other adjustments	Note	Avis Budget Group Pro Forma

Revenues
Vehicle rental	$1,952	$686	$(151)	(ii)	$—		$2,487
Other	694	265	1	(i)(ii)	(7)	(a)	953

	2,646	951	(150)		(7)		3,440

Expenses
Operating	1,383	602	(263)	(i)(iii)	(6)	(a)	1,716
Vehicle depreciation and lease charges, net	535	—	215	(i)(iii)	—		750
Selling, general and administrative	322	302	(119)	(iii)(iv)	—		505
Vehicle interest, net	132	—	6	(iii)	4	(a)(b)	142
Non-vehicle related depreciation and amortization	44	—	12	(iii)	5	(c)	61
Interest expense related to corporate debt, net	94	31	(6)	(iii)	(1)	(b)	118
Transaction-related costs	36	—	—		(32)	(e)	4
Other (income) expenses	—	(1)	1	(iii)	—		—

Total expenses	2,546	934	(154)		(30)		3,296

Income before income taxes	100	17	4		23		144
Provision for income taxes	41	5	—		8	(d)	54

Net income	$59	$12	$4		$15		$90

Earnings per share
Basic	$0.56						$0.86
Diluted	$0.49						$0.73

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(in millions of U.S. dollars, except per share data)

			Pro Forma Adjustments
	Avis Budget Group	Avis Europe IFRS	Avis Europe US GAAP adjustments and reclassifications	Note	Other adjustments	Note	Avis Budget Group Pro Forma

Revenues
Vehicle rental	$3,882	$1,373	$(320)	(ii)	$—		$4,935
Other	1,303	646	(107)	(i)(ii)	(15)	(a)	1,827

	5,185	2,019	(427)		(15)		6,762

Expenses
Operating	2,616	1,313	(679)	(i)(iii)	(13)	(a)	3,237
Vehicle depreciation and lease charges, net	1,287	—	425	(i)(iii)	—		1,712
Selling, general and administrative	569	566	(202)	(iii)(iv)	—		933
Vehicle interest, net	304	—	10	(iii)	7	(a)(b)	321
Non-vehicle related depreciation and amortization	90	—	24	(iii)	11	(c)	125
Interest expense related to corporate debt, net:
Interest expense	170	77	(10)	(iii)	(8)	(b)	229
Early extinguishment of debt	52	—	—		—		52
Restructuring charges	11	—	—		—		11
Transaction-related costs	14	—	—		—		14
Other (income) expenses	—	(3)	3	(iii)	—		—

Total expenses	5,113	1,953	(429)		(3)		6,634

Income (loss) before income taxes	72	66	2		(12)		128
Provision for (benefit from) income taxes	18	28	—		(6)	(d)	40

Net income (loss)	$54	$38	$2		$(6)		$88

Earnings per share
Basic	$0.53						$0.85
Diluted	$0.49						$0.75

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

As of June 30, 2011

(in millions of U.S. dollars)

			Pro Forma Adjustments
	Avis Budget Group	Avis Europe IFRS	Avis Europe US GAAP adjustments and reclassifications	Note	Other adjustments	Note	Avis Budget Group Pro Forma
Current assets:
Cash and cash equivalents	$645	$190	$—		$(526)	(f)	$309
Restricted cash	406				(395)	(f)	11
Receivables	417	1,925	(1,472)	(v)(vi)(vii)	(10)	(h)	860
Deferred income taxes	132	—	—		—		132
Other current assets	306	23	117	(v)(vii)	(6)	(i)	440

Total current assets	1,906	2,138	(1,355)		(937)		1,752

Property and equipment, net	405	823	(741)	(vii)	—		487
Deferred income taxes	639	55	—		(78)	(j)	616
Goodwill	76	1	—		287	(g)	364
Other intangibles, net	484	13	—		218	(g)	715
Other non-current assets	275	30	10	(vi)	(11)	(k)	304

Total assets exclusive of assets under vehicle programs	3,785	3,060	(2,086)		(521)		4,238

Assets under vehicle programs:
Program cash	76	—	—		—		76
Vehicles, net	8,185	—	2,049	(v)(vii)	—		10,234
Receivables from vehicle manufacturers and other	79	—	40	(vii)	—		119
Investment in Avis Budget Rental Car Funding (AESOP) LLC—related party	316	—	—		—		316

	8,656	—	2,089		—		10,745

Total assets	12,441	3,060	3		(521)		14,983

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	1,006	1,748	(445)	(viii)(ix)	(31)	(l)(h)	2,278
Current portion of long-term debt	6	201	—		(154)	(f)(m)	53

Total current liabilities	1,012	1,949	(445)		(185)		2,331

Long-term debt	2,492	470	3	(vi)	219	(n)(f)	3,184
Other non-current liabilities	530	206	—		(52)	(o)	684

Total liabilities exclusive of liabilities under vehicle programs	4,034	2,625	(442)		(18)		6,199

Liabilities under vehicle programs:
Debt	831	—	437	(ix)	140	(f)	1,408
Debt due to Avis Budget Rental Car Funding (AESOP) LLC—related party	5,456	—	—		—		5,456
Deferred income taxes	1,430	—	—		—		1,430
Other	158	—	—		—		158

	7,875	—	437		140		8,452

Stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock	1	37	—		(37)		1
Additional paid-in capital	8,500	553	—		(553)		8,500
Accumulated deficit	(2,578)	(117)	8	(viii)	(92)		(2,779)
Accumulated other comprehensive income	148	(31)	—		31		148
Treasury stock, at cost	(5,539)	(8)	—		8		(5,539)
Noncontrolling interest	—	1	—		—		1

Total stockholders’ equity	532	435	8		(643)	(p)	332

Total liabilities and stockholders’ equity	$12,441	$3,060	$3		$(521)		$14,983

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

(Unless otherwise noted, all dollar amounts in tables are in millions, except per share amounts)

I.	Notes to Avis Europe IFRS presentation column in the Unaudited Pro Forma Consolidated Condensed Statements of Operations

The Avis Europe IFRS column of the Unaudited Pro Forma Consolidated Condensed Statements of Operations reflect classification adjustments made to Avis Europe’s respective financial statements using the related notes or income statement line items in order to conform with this presentation.

Avis Europe’s Financial Statement notes titled, Segment Information were used to determine the revenue breakdown between the categories vehicle rental and other. Licensee fees revenue and IFRS revenue from the sale of vehicles not subject to manufacturer purchase agreements were added to Avis Europe’s other revenue in order to determine total other revenue for the Avis Europe IFRS column presentation.

Avis Europe’s finance income and finance costs condensed consolidated income statement line items have been netted together and presented as Interest expense, net.

Avis Europe’s Share of profits of joint ventures and associate condensed consolidated income statement line item has been presented as Other (income) expenses.

II.	Notes to Avis Europe IFRS presentation column in the June 30, 2011 Unaudited Pro Forma Consolidated Condensed Balance Sheet

The Avis Europe IFRS column of the June 30, 2011 Unaudited Pro Forma Consolidated Condensed Balance Sheet reflects classification adjustments made to Avis Europe’s respective financial statements using the related balance sheet line items in order to conform with this presentation.

Avis Europe’s IFRS balance sheet presentation column line item titled, other current assets is composed of the following Avis Europe June 30, 2011 Unaudited Condensed Consolidated Balance Sheet (“Avis Europe Balance Sheet”) line items: inventories, current tax assets and derivative financial instruments.

Avis Europe’s IFRS balance sheet presentation column line item titled, other non-current assets is composed of the following Avis Europe Balance Sheet items: Investments accounted for using the equity method and the asset category titled, other financial assets.

Avis Europe’s IFRS balance sheet presentation column line item titled, accounts payable and other current liabilities is composed of the following Avis Europe Balance Sheet line items: trade and other payables, other taxes and social security, current tax liabilities, current obligations under finance leases, current deferred consideration, current derivative financial instruments and current provisions.

Avis Europe’s IFRS balance sheet presentation column line item titled, other non-current liabilities is composed of the following Avis Europe Balance Sheet line items: deferred tax liabilities, provisions, retirement benefit obligations, obligations under finance leases, deferred consideration and derivative financial instruments.

Avis Europe’s IFRS balance sheet presentation column line item titled, accumulated other comprehensive income is composed of the following Avis Europe Balance Sheet line items: translation reserve and hedging reserve.

III.	Notes to Avis Europe US GAAP adjustments and reclassifications

(i)	Reflects the reclassification for treatment of risk vehicle disposition to present consistently with Avis Budget Group’s presentation. Under IFRS, once risk vehicles are no longer being used for rental purposes they are identified as held for sale. Upon sale, the proceeds from disposition of risk vehicles is included in revenues and the related net book value in cost of sales. Any difference between sales proceeds and net book value is then reflected in operating profit. Under GAAP, Avis Budget Group records the transaction net in depreciation expense with any resulting gain/ loss on the sale reflected in depreciation expense.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Reclassification of total proceeds from sale of risk vehicles from other revenue to vehicle depreciation and lease charges, net	$(150)	$(427)

Reclassification of risk vehicle net book value from operating expense to vehicle depreciation and lease charges, net	146	423

(ii)	Reflects the reclassification of insurance and other revenues from vehicle rental revenue to other revenue to present consistently with Avis Budget Group’s presentation.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Reclassification of insurance and other revenue from vehicle revenue to other revenue	$151	$320

(iii)	Reflects reclassifications that were made to the statement of operations of Avis Europe so that costs within the expense lines are presented consistently with Avis Budget Group’s presentation. Interest expense related to Avis Europe’s existing indebtedness is primarily reflected as interest expense related to corporate debt and not vehicle interest generally because such existing indebtedness is not collateralized by assets under vehicle programs.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Reclassification of expense from operating expense to selling, general and administrative expense	$58	$101
Reclassification of operational expenses from selling, general and administrative expense to operating expense	161	277
Reclassification of vehicle lease charges and depreciation from operating expense to vehicle depreciation and lease charges, net	219	428
Reclassification of equity earnings in JV from other (income) expenses to operating expense	1	3
Reclassification of depreciation and amortization expense from selling, general and administrative expense to non-vehicle related depreciation and amortization	12	24

Reclassification of interest expense from interest expense related to corporate debt, net to vehicle interest, net	6	10

(iv)	Reflects the elimination of employment taxes on long term incentive program compensation from Avis Europe’s historical statements of operations to present results in accordance with GAAP, $5 million for the period ending June 30, 2011 and $2 million for the period ending December 31, 2010.

(v)	Reflects the reclassification of program vehicles from Receivables and Other current assets to Vehicles, net in order to present them consistently with Avis Budget Group’s GAAP presentation. Under IFRS, vehicles subject to manufacturer repurchase agreements are accounted for as operating leases. The difference between the initial payment and the fair value at inception of the final repurchase price (the obligation of the manufacturer) is considered a deferred charge and is classified as prepaid vehicle operating lease charges within Receivables. At inception of the arrangement, a separate repurchase agreement receivable is recognized within Receivables for the fair value of the final repurchase price.

As of June 30, 2011
Reclassification from receivables	$(1,305)
Reclassification from other current assets	(2)
Reclassification to vehicles, net	1,307

(vi)	Reflects reclassifications of unamortized debt issuance costs from long-term debt and receivables to other non-current assets to be presented in conformity with Avis Budget Group’s presentation.

As of June 30, 2011
Reclassification from receivables	$(7)
Reclassification to other non-current assets	10
Reclassification from long-term debt	3

(vii)	The following reclassifications were made to the balance sheet of Avis Europe at June 30, 2011 so that items below are presented in conformity with Avis Budget Group’s presentation:

Vehicles, net	$741
Property and equipment, net	(741)
Other prepayments (included in Receivables)	(119)
Other current assets	119
Receivables	(40)
Receivables from vehicle manufacturers and other	40

(viii)	Reflects reversal of accrued liability for employment taxes on long term incentive plan compensation.

As of June 30, 2011
Reclassification from accounts payable and other current liabilities	$(8)
Reclassification to accumulated deficit	8

(ix)	Reflects the reclassification of Avis Europe’s finance lease obligation from other current liabilities to liabilities under vehicle programs.

As of June 30, 2011
Reclassification from accounts payable and other current liabilities	$(437)
Reclassification to debt under vehicle programs	437

IV.	Notes to other adjustments

(a)	Reflects the elimination of transactions between Avis Budget Group and Avis Europe.

(b)	Reflects adjustments to vehicle interest, net and interest expense related to corporate debt, net for (i) the related financing transactions (ii) amortization of capitalized debt issuance costs, (iii) Avis Europe’s historical interest expense on debt required to be repaid in connection with the Avis Europe Acquisition and (iv) the elimination of transactions between Avis Budget Group and Avis Europe.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Vehicle interest, net	$4	$7
Interest expense related to corporate debt, net - interest on new debt	26	51
Interest expense related to corporate debt, net - amortization on debt financing fees	1	2
Interest expense related to corporate debt, net - repayment of Avis Europe’s existing indebtedness	(28)	(63)

(c)	Reflects incremental amortization expense resulting from the preliminary fair value adjustments and revised useful lives, ranging from 6-25 years, assigned to intangible assets. Any changes to the purchase price allocation to intangible assets will result in changes to amortization expense after the consummation of the Avis Europe Acquisition. Intangible assets with finite lives are amortized over their remaining useful lives within non-vehicle related depreciation and amortization.

(d)	Reflects the pro forma income tax expense (benefit) applicable to the pro forma adjustments based on the respective jurisdictions to which the pro forma adjustments pertain and the associated applicable statutory tax rates.

(e)	Reflects removal of transaction-related costs related to the Avis Europe Acquisition as if the Avis Europe Acquisition had occurred on January 1, 2010.

(f)	Reflects the sources and uses of cash in the Avis Europe Acquisition and related financing transactions assuming they had occurred on June 30, 2011:

Sources:
Term loan due 2016	$20
Term loan due 2018	412
Senior notes due 2020	250
Liabilities under vehicle programs—Debt	140

Total sources of funds	822

Uses:
Avis Europe equity consideration	976
Repayment of Avis Europe existing indebtedness	619
Debt breakage costs	50
Estimated transaction fees and expenses (i)	98

Total uses of funds	1,743

Cash payment out of Avis Budget Group’s cash and restricted cash balances	$921

(i) Excludes $14 million of estimated transaction fees and expenses which have already been paid.

(g)	Reflects the excess of purchase price over the fair value of assets acquired and liabilities assumed, based on the following allocation of purchase price:

Equity purchase price (i)	$976
Adjusted Avis Europe historical equity (ii)	(428)

Initial excess purchase price over equity	548
Purchase accounting adjustments:
Allocation to other intangibles	(218)
Allocation to unfavorable master franchise agreement (iii)	(126)
Adjustment to deferred taxes	79
Allocation to unfavorable license agreement liability	4

Goodwill	287

(i)        Purchase price is based on the number of Avis Europe shares outstanding as of October 3, 2011 of 199.8 million multiplied by the offer price of £3.15 per Avis Europe share or approximately $4.89 per share.

(ii) Adjusted to exclude $10 million of Avis Europe historical debt issuance costs and $5 million of Avis Europe transaction related costs.
(iii) Reflects the fair value of the royalty-free license agreement between Avis Budget Group and Avis Europe, which expires in 2036, and will be written-off to equity upon acquisition.

(h)	Reflects the elimination of receivables and payables between Avis Budget Group and Avis Europe.

(i)	Reflects the reduction of Avis Europe’s derivative assets, included in Other current assets, upon termination with the repayment of Avis Europe’s existing indebtedness.

(j)

Represents the estimated impact on deferred income taxes resulting from (i) the preliminary pro forma purchase accounting adjustments to identifiable intangible assets, (ii) financing fees that were charged to expense and (iii) reduction of deferred income taxes related to license fees between Avis Budget Group and Avis Europe. The adjustment related to preliminary purchase accounting was calculated by applying the applicable statutory tax rates to the estimated book-tax basis differences arising from the estimated allocation of the preliminary purchase accounting adjustments to various tax jurisdictions. This adjustment is preliminary and subject to the finalization of our purchase accounting and analysis on a jurisdictional basis, the analysis of Avis Europe’s deferred tax position and valuation allowances at the closing of the Avis Europe Acquisition.

(k)	Reflects the net adjustment to other non-current assets as follows: (i) the capitalization of estimated financing costs in connection with the related financing transactions, which will be amortized over the terms of the applicable indebtedness, less (ii) the elimination of Avis Europe’s historical unamortized debt issuance costs and (iii) reduction of non-current portion of Avis Europe’s derivative asset upon termination with the repayment of Avis Europe’s existing indebtedness.

(l)	Reflects the net adjustment to accounts payable and other current liabilities for accrued interest as a result of the Avis Europe Acquisition for repayment of Avis Europe’s indebtedness and the reduction of the current portion of Avis Europe’s interest rate swaps liabilities.

As of June 30, 2011
Avis Europe’s accrued interest	$3
Avis Europe’s derivative liabilities	18

(m)	Reflects the repayment of Avis Europe’s current portion of long-term debt.

(n)	Reflects the repayment of Avis Europe’s long-term debt and Avis Budget Group’s incremental borrowings, see (f) for description.

(o)	Reflects (i) the reduction of Avis Europe’s derivative liability included in other non-current liabilities upon termination with the repayment of Avis Europe’s existing indebtedness, (ii) an increase related to the unfavorable license agreement upon preliminary purchase price allocation and (iii) the elimination of the long term portion of deferred consideration on Avis Europe’s balance sheet.

As of June 30, 2011
Elimination of deferred consideration	$(34)
Reduction of derivative liability	(22)
Unfavorable license agreement	4

(p)	Reflects the net adjustment to our equity accounts for transaction costs charged to expense, net of applicable taxes, elimination of Avis Europe’s historical equity, the write-off of the unfavorable master franchise agreement between Avis Budget Group and Avis Europe and Avis Europe’s debt breakage fees.

V.	One-time expenses

The pro forma statement of operations data do not reflect the one-time expenses that Avis Budget Group will record on or following the closing of the Avis Europe Acquisition. The pro forma financial statements do not reflect any other arrangements that may be entered into at or after closing of the Avis Europe Acquisition. The significant one-time expenses are as follows:

Unfavorable master franchise agreement	$126
Transaction and financing expense	98
Debt breakage costs	50
Unfavorable license agreements	4